Exhibit 10.1

PURCHASE AND SALE AGREEMENT

Between

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P.

and

WELLS REAL ESTATE FUNDS, INC.

December 18th, 2008

PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made as of December 18th, 2008 between Wells Timberland Operating Partnership L.P. (“Wells Partnership”), a Delaware limited partnership, as the sole member and hereinafter referred to as “Seller” of Wells Timberland Acquisition, LLC, a Delaware limited liability company (“Company”), and Wells Real Estate Funds, Inc., a Georgia corporation (“Buyer”), which cumulatively shall be referred to as the “Parties” or independently as a “Party.”

Statement of Background Information

A. Seller owns all of the membership interests in Company.

B. Company currently owns all the membership interests in MWV SPE, LLC (“SPE”) and Timberlands II, LLC.

C. Company and Seller will execute an Assignment and Assumption Agreement in substantially the form as set forth in Exhibit A attached hereto (the “Assignment Agreement”) whereby Company will distribute to Seller all of its membership interests in Timberlands II, LLC.

D. Seller wishes to sell and Buyer wishes to purchase all of Seller’s membership interests in Company (the “Membership Interests”).

E. This Purchase and Sale Agreement (the “Agreement”) is dependent upon, and is to be executed concurrently with, the execution of the Assignment Agreement and the transactions contemplated by the Assignment Agreement and this Agreement shall be deemed to occur simultaneously.

F. Seller is transferring its interest in Company so that its parent, Wells Timberland REIT, Inc., may qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code.

Statement of Agreement

NOW, THEREFORE, to effect such transactions and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by each Party, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I

Purchase and Sale; Terms of Payment

Section 1.01 Purchase and Sale of Membership Interests. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, assigns and transfers, and Buyer hereby purchases, all of Seller’s right, title and interest in and to the Membership Interests.

Section 1.01 Payment of Purchase Price. Concurrent with the execution of this Agreement, Buyer shall deliver to Seller as the purchase price for the Membership Interests Two Million Thirteen Thousand and Two Hundred Sixty Four Dollars (U.S. $2,013,264) (the “Purchase Price”).

Article II

Representations and Warranties

Regarding the Company

Seller hereby represents and warrants to Buyer as follows:

Section 2.01 Organization and Good Standing. Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 2.02 Due Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and, except as expressly contemplated herein, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

Section 2.03 Noncontravention. The execution, delivery and performance of this Agreement by Seller does not and shall not (a) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of the organizational documents of Seller or the Company or any material agreement (including, without limitation, the LLC agreement of SPE (“LLC Agreement”), the Purchase Agreement dated August 3, 2007 between the Company and MeadWestvaco Coated Board, Inc. (“MWV Purchase Agreement”) and any agreements contemplated by the MWV Purchase Agreement), order, decree or other material instrument to which Seller or Company is party or by which Seller or Company is bound or (b) violate any provision of any law, rule or regulation applicable to Seller or the Company of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Seller or the Company or their respective properties. No consent, license, approval or authorization from, or registration or declaration with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by Seller of this Agreement except such as have been obtained and are in full force and effect.

Section 2.04 Litigation. There are no (i) civil or criminal actions, suits, claims, investigations or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings pending or, to the Knowledge of Seller, threatened against the Company, or (ii) orders, writs, judgments, injunctions, decrees, awards or similar commands of any court, any government agency or other governmental body, or any arbitration tribunal or panel, by which the Company is bound.

Section 2.05 Capitalization of the Company. The Membership Interests represent all of the outstanding ownership interests of any kind in Company and there are no options, warrants, agreements or other rights outstanding to acquire an ownership interest in Company.

Section 2.06 Execution of Contribution Agreement. Concurrently with the execution of this Agreement, Seller shall cause Buyer to execute the Contribution Agreement (as defined in Section 3.04) and deliver a counterpart of the Contribution Agreement, executed by Buyer, to Company.

Article III

Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller as follows:

Section 3.01 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and, except as expressly contemplated herein, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

Section 3.03 Noncontravention. The execution, delivery and performance of this Agreement does not and shall not (a) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of the organizational documents of Buyer or any material agreement, order, decree or other material instrument to which Buyer is party or by which Buyer is bound, (b) violate any provision of any law, rule or regulation applicable to Buyer of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Buyer or its properties, or (c) result in a violation of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Buyer is a Party. No consent, license, approval or authorization from, or registration or declaration with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by Buyer of this Agreement except such as have been obtained and are in full force and effect.

Section 3.04 Execution of Contribution Agreement. Concurrently with the execution of this Agreement, Buyer shall execute a Contribution Agreement with Company (“Contribution Agreement”), whereby Buyer agrees to contribute to Company up to U.S. $8,755,538 plus any accrued and unpaid interest on the Member Note (as such term is defined in the LLC Agreement) to the extent such unpaid interest together with the principal of the Member Note exceeds $8,755,538, in the event Company must pay its obligation under the Member Note and does not have sufficient assets with which to satisfy its liability under the Member Note or fails, for whatever reason, to pay all or part of the Member Note that has become due and payable. Immediately upon execution of this Agreement, Buyer shall deliver a true and correct copy of the fully executed Contribution Agreement to SPE.

Section 3.05 Maintenance of Sufficient Net Worth. Buyer covenants that as of the date of this Agreement it has and shall thereafter maintain, for so long as it owns Company, a net worth of at least U.S. $ 25,000,000, excluding its ownership interest in Company. Upon the reasonable request of the Board of Managers of SPE (including the Special Manager), Buyer shall provide information as is reasonably sufficient to verify that it has a net worth of at least U.S. $25,000,000.

Section 3.06 Acknowledgement of Pledge Agreement. Buyer acknowledges that pursuant to a Pledge Agreement dated October 9, 2007, as amended, among Grantors (as defined in such Pledge Agreement) and Wachovia Bank National Association, as administrative agent for various lending institutions (“Grantee”), Company granted a security interest in its membership interests in Timberlands II, LLC to Grantee, and such security interest remains in effect. Buyer also acknowledges that it has been given the opportunity to review such Pledge Agreement and related documentation.

Section 3.07 Additional Representations or Warranties. Except as expressly set forth in Section 3.01 through Section 3.07 hereof or in the Contribution Agreement, Buyer makes no representations or warranties to Seller, express or implied, and no representations or warranties by Buyer to Seller shall be deemed to arise hereafter except as set forth in this Agreement and the documents contemplated hereby and delivered at the Closing by Buyer.

Article IV

Remedies for Breaches of this Agreement

Section 4.01 Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of the parties contained herein shall survive the Closing hereunder and continue in full force and effect until the expiration of the statute of limitations applicable thereto.

Section 4.02 Indemnification Provisions for Benefit of Buyer.

(a) Indemnification. Subject to the terms and conditions contained in this Agreement, in the event that Seller breaches any of its representations, warranties, or covenants contained herein, and Buyer makes a written claim for indemnification against Seller within the applicable period set forth in Section 4.01 above, then such Seller agrees to indemnify Buyer from and against any claims, liabilities, losses, expenses, fees and taxes, including court costs and reasonable attorneys’ fees and expenses Buyer may incur through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by any such breach. Indemnification pursuant to the terms of this Section 4.02 shall be the sole and exclusive remedy against Seller for any breach of this Purchase Agreement.

(c) Maximum Liability. Notwithstanding anything else contained herein to the contrary, the maximum liability of Seller under this Agreement shall be the Purchase Price.

Section 4.03 Indemnification Provisions for Benefit of Seller. In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and Seller makes a written claim for indemnification within the applicable period set forth in Section 4.01 above, then Buyer agrees to indemnify Seller from and against any claims, liabilities, losses, expenses, fees and taxes, including court costs and reasonable attorneys’ fees and expenses Sellers may incur through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach. Indemnification pursuant to the terms of this Section 4.03 shall be the sole and exclusive remedy against Buyer for breaches of this Purchase Agreement.

Section 4.04 Matters Involving Third Parties.

(a) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Article VIII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice so long as the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will undertake such defense.

(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(d) In the event the Indemnifying Party fails to conduct the defense of the Third Party Claim, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (ii) the Indemnifying Party will remain responsible for any claims, liabilities, losses, expenses, fees and taxes, including court costs and reasonable attorneys’ fees and expenses the Indemnified Party may incur resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent provided in this Article 4.

Section 4.05 No Additional Representations or Warranties. Except as expressly set forth in Articles II and IV hereof, Seller makes no representations or warranties to Buyer, express or implied, and no representations or warranties by Seller to Buyer shall be deemed to arise hereafter, except as specifically set forth in this Agreement.

Article V

Miscellaneous

Section 5.01 No Third-Party Beneficiaries. Except as otherwise expressly provided for in this Agreement, including in Section 5.07 with respect to SPE, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any member or partner of any Seller or shareholder or employee of Buyer or any other Person, other than the Parties hereto (and their successors and permitted assigns), any rights, remedies or other benefits under or by reason of this Agreement.

Section 5.02 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party.

Section 5.03 Counterparts. This Agreement may be executed in any number of counterparts, and by any Party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto to produce or account for more than one such counterpart executed and delivered by such Party.

Section 5.04 Headings. The Article and Section headings, and the table of contents, contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.05 Notices. All notices, certificates, requests, demands, claims, and other communications hereunder shall be given in writing and shall be delivered personally (including by personal courier or delivery service) or sent by facsimile, telex or telegram or by the registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following address (or at such other addresses as the shall be specified by like notice):

(a)	If to Seller, to: Wells Timberland Operating Partnership, L.P. 6200 The Corners Parkway Norcross, GA 30092 Facsimile No.: (770) 243-8172 Telephone No.: (770) 243-8619 Attention: Brian Davis

With a copy to: Powell Goldstein LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, GA 30309-3488 Facsimile No.: (404) 572-6999 Telephone No.: (404) 527-4545 Attention: Glenn Dunaway

(b)	If to Buyer, to: Wells Real Estate Funds, Inc. 6200 The Corners Parkway Norcross, GA 30092 Facsimile No.: (770) 243-8172 Telephone No.: (770) 243-8124 Attention: Douglas P. Williams

Any notice given personally or by mail or telegram shall be effective when received. Any notice given by telex or facsimile shall be effective when the appropriate telex or facsimile answerback is received.

Section 5.06 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia, including matters of validity, construction, effect, performance and remedies (without giving effect to any choice or conflict of law provision or rule, whether of the State of Georgia or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of Georgia).

Section 5.07 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto, provided, that, any amendment of Article II, Article III, Section 4.01 or this Section 5.07 may only be made with the consent of the Board of Mangers of SPE (including the vote of the Special Manager). Any purported amendment of Article II, Article III, Section 4.01 or this Section 5.07 without the consent of the Board of Mangers of SPE (including the vote of the Special Manager) shall be void. Any Party hereto may, by written notice to the other Parties, waive (but only as to itself) any provision of this Agreement. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 5.08 Severability. The provisions of this Agreement shall be deemed severable and any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (i) a suitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 5.09 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

Section 5.10 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 5.11 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of a state or federal court sitting in Atlanta, Georgia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Seller appoints Seller Representative as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Buyer or Seller Representative to be served at the address and in the manner provided for the giving of notices in Section 5.05 above, or (ii) in the case of a Seller (other than the Seller Representative) to be served, in care of the Seller Representative at the address and in the manner provided for the giving of notices in Section 5.05 above. Nothing in this Section 5.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

Section 5.12 Acknowledgment. Each of the Parties acknowledges that it and its affiliates have retained their own financial, legal and tax advisors and are not relying on any other Party to the Agreement or such other Party’s advisors for financial, legal or tax advice in connection with the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

Buyer:	WELLS REAL ESTATE FUNDS, INC

By:
Douglas P. Williams
Senior Vice President

Seller:	WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P.

By:	Wells Timberland REIT, Inc.
Its:	General Partner

By:
Randall D. Fretz
Senior Vice President

Exhibit A